Exhibit 99.1

FRONTIER OIL CORPORATION RESTRICTED STOCK PLAN

      SECTION 1.   Purpose of the Plan.

      The Frontier Oil Corporation Restricted Stock Plan (the “Plan”) is intended to promote the interests of Frontier Oil Corporation, a Wyoming corporation (the “Company”), by encouraging key employees of the Company and its Affiliates to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of key employees who are important to the growth and profitability of the Company.

      It is intended that the Plan work in conjunction with the Company’s annual bonus program for Employees. The Committee may, in its discretion, provide that all or a specified portion of a bonus awarded an Employee by the Committee for any year automatically shall be paid in the form of Restricted Stock granted hereunder. In addition, the Committee may permit, in its discretion, an Employee to elect to receive a Restricted Stock grant hereunder in lieu of a specified portion of the cash bonus, if any, that would otherwise be payable to the Employee, subject to such terms with respect to the Restricted Stock as the Committee may provide.

      SECTION 2.  Definitions.

      As used in the Plan, the following terms shall have the meanings set forth below:

      “Affiliate” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, as determined by the Committee, and (iii) any “parent corporation” of the Company (as defined in Section 424(e) of the Code) and any “subsidiary corporation” of any such parent (as defined in Section 424(f) of the Code) thereof.

      “Average Fair Market Value” shall mean, with respect to Shares, the average of the closing sales price of a Share on each trading date during the December and January preceding the Bonus Date, as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event the Bonus Date is prior to February, the average for the 60 consecutive trading days preceding the Bonus Date shall be used. In the event the Shares are not publicly traded at any time or times during such period, the determination of fair market value shall be made in good faith by the Committee.

      “Award” shall mean a Restricted Stock grant.

      “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

      “Board” shall mean the Board of Directors of the Company.

      “Bonus Date” shall mean the date the Committee fixes or approves the annual bonuses for Employees for services rendered during the preceding calendar year.

      “Change in Control” shall mean a change in control of a nature that would be required to be disclosed in a proxy statement, governed by the rules of the Securities and Exchange Commission as in effect on the date of this Agreement; provided that without limitation, such a Change in Control shall have occurred upon the occurrence of any one of the following:

(a)  the consummation of any transaction (including without limitation, any merger, consolidation, tender offer, or exchange offer) the result of which is that any individual or “person” (as such term is used in Sections 13(d)(3) and 14(d)(2), of the Securities Exchange Act of 1934 - the “Exchange Act”) is or becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities,

(b)  the first day during any period of 24 consecutive months, commencing before or after the date this Plan is adopted by the Board, that the individuals who at the beginning of such 24-month period were directors of the Company for whom the Participant shall have voted shall cease for any reason to constitute at least a majority of the Board,

(c)   the sale, lease, transfer, conveyance or other disposition (including by merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole,

(d) the adoption of a plan relating to the liquidation or dissolution of the Company, or

(e) the date the Company files a report or proxy statement with the SEC stating that a change in control has or may occur pursuant to any then existing contract or termination.

      “Committee” shall mean the Compensation Committee of the Board.

      “Employee” shall mean any key employee of the Company or an Affiliate, as determined by the Committee.

      “Fair Market Value” shall mean, with respect to Shares, the closing sales price of a Share on the day immediately preceding the applicable date as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event the Shares are not publicly traded at any time or times during such period, the determination of Fair Market Value shall be made in good faith by the Committee.

      “Participant” shall mean any Employee granted an Award under the Plan.

      “Person” shall mean individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

      “Restricted Stock” shall mean Shares issued to Participants pursuant to the Plan which continue to be nontransferable and subject to forfeiture pursuant to the terms of their Award Agreement.

      “Rule 16b-3” shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

      “SEC” shall mean the Securities and Exchange Commission, or any successor thereto.

      “Shares” or “Common Shares” or “Common Stock” shall mean the common stock of the Company, no par value, and such other securities or property as may become the subject of Awards under the Plan.

      “Vesting” shall mean the lapsing of restrictions on an Award with the conveyance of full and unrestricted ownership rights of such Shares to the Employee.

      SECTION 3.  Administration.

      The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the number of Shares to be covered by an Award; (iii) determine the terms and conditions of any Award; (iv) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (v) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder and any Employee.

      SECTION 4.  Shares Available for Awards.

      (a)  Shares Available. Subject to adjustment as provided in Section 4(c), the maximum number of shares of Common Stock with respect to which Awards may be granted under the Plan shall be 1,000,000. In the event that any Award is forfeited, any shares of Common Stock subject to the forfeited portion of such Award may again be made subject to an Award under the Plan. To the extent Restricted Stock is used to exercise a stock option pursuant to Section 6(f)(i)(B), such Shares shall not be available for future grants under this Plan; however, if such restricted option shares are subsequently forfeited, a number of Shares equal to such forfeited option shares shall be available for Awards under this Plan.

      (b)  Source of Shares for Awards. Shares made subject to an Award shall consist solely of Treasury Shares. The Company shall maintain a number of Treasury Shares at least equal to the number of shares of Restricted Stock outstanding under the Plan.

      (c)  Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, and (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards or, if it is deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

      SECTION 5.   Eligibility.

      Any Employee shall be eligible to be designated a Participant by the Committee, in its sole discretion.

      SECTION 6.   Awards.

      (a)   Grants of Restricted Stock. A grant of Restricted Stock entitles the recipient to acquire unrestricted Shares upon the vesting of such Award pursuant to such terms, restrictions and conditions as the Committee may determine at the time of grant of such Award. The Committee, in its discretion, may provide that all or a specified percentage of an Employee’s annual bonus awarded by the Committee as of any Bonus Date shall be payable in the form of Restricted Stock. In addition, the Committee may permit an Employee to elect to receive Restricted Stock in lieu of cash for all or part of any portion of an annual bonus that would otherwise be payable in cash. Such election shall be subject to such terms and conditions as the Committee may impose in its discretion, and shall be subject to the Committee’s approval of such election on the Bonus Date, which, if approved, may be for less than the amount elected by the Employee. The Committee shall furnish the Employee with the terms and conditions of the Restricted Stock grant that may be elected in lieu of cash prior to the date the Employee makes his election. The number of shares subject to a grant of Restricted Stock may be determined based on the Average Fair Market Value of the Shares or the Fair Market Value of the Shares, as determined by the Committee in its sole discretion.

      (b)  Restricted Stock Agreement. Each Restricted Stock Agreement shall be executed by both the Company and the holder of the Restricted Stock and shall be in such form, and shall set forth the terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Committee shall, from time to time, deem desirable. Each Restricted Stock Agreement may be different from each other Restricted Stock Agreement.

      (c)  Rights as a Shareholder. Upon issuance of Restricted Stock, a Participant shall have the rights of a shareholder with respect to the Restricted Stock, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth herein and in the Restricted Stock Agreement. Unless the Committee shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested and are no longer subject to any restrictions on transfer in accordance with the terms of the Restricted Stock Agreement.

      (d)  Vesting of Restricted Stock. The Restricted Stock Agreement shall specify the date or dates and any other conditions on which the Restricted Stock may vest. All outstanding shares of Restricted Stock shall automatically become fully vested upon a Change in Control.

      (e)  Dividends. All dividends and distributions, or cash equivalent thereof (whether cash, stock or otherwise), on Restricted Stock shall be withheld from the respective Participant and credited by the Company to the Participant’s account in the general accounts of the Company and not in any trust or related account for the benefit of the Participant. At such time as a Participant becomes vested in a portion of the grant of Restricted Stock, all accumulated credits for dividends and distributions, or cash equivalent thereof attributable to such vested Restricted Stock, shall be paid to the Participant. Interest shall not be paid on any dividends or distributions or cash equivalent thereof which have been credited by the Company for the account of a Participant. The Company shall have the option of paying such credits for accumulated dividends or distributions or cash equivalent thereof, in shares of Common Stock of the Company rather than in cash. If payment is made in Shares, the conversion to Shares shall be at the Fair Market Value on such date. Dividends and distributions, or cash equivalent thereof credited on nonvested Restricted Stock shall be forfeited in the same manner and at the same time as the respective shares of Restricted Stock to which they are attributable are forfeited.

      (f)  General.

      (i)  Limits on Transfer of Awards.

(A)   Except as provided in (B) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(B)   Shares of Restricted Stock may be constructively tendered to the Company by a Participant as payment of all or part of the exercise price for an option with respect to Shares granted to the Participant under a Company stock option plan, provided that a number of the shares acquired upon such option exercise equal to the number of shares of Restricted Stock constructively tendered to exercise such option shall be made subject to the same restrictions as the shares of Restricted Stock constructively tendered. For administrative convenience, it shall not be necessary for the Company to issue new Restricted Stock certificates upon such an option exercise.

      (ii)   Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      (iii)   Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

      SECTION 7.   Amendment and Termination.

      Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

      (i)   Amendments to the Plan. Except as required by applicable law or the rules of the principal securities market on which the shares are traded and subject to Section 7(ii) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person.

      (ii)   Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change in any Award shall reduce the benefit to Participant without the consent of such Participant.

      SECTION 8.   Change in Control.

      Notwithstanding any other provision of this Plan to the contrary, in the event of a Change in Control of the Company, all outstanding Awards automatically shall become fully vested immediately prior to such Change in Control (or such earlier time as set by the Committee).

      SECTION 9.   General Provisions.

      (a)  No Rights to Awards. No Employee or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

      (b)   Tax Withholding. The Company shall withhold from any Award and from any payment due or transfer made under any Award the minimum amount (Shares at their then Fair Market Value or cash or other property payable) of any applicable taxes required to be withheld by the Company in respect of an Award, the lapse of restrictions thereon, or any payment under an Award and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations of the Company for the payment of such taxes.

      (c)   No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

      (d)  Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Wyoming and applicable federal law.

      (e)   Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

      (f)  Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance of transfer or such Shares or such other consideration might violate any applicable law or regulation, the requirements of any securities exchange on which the Shares are then listed, or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

      (g)   No Trust or Fund Created. Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Affiliate.

      (h)  No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

      (i)   Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

      SECTION 10.  Plan Term.

      The Plan shall become effective upon its adoption by the Board and shall continue until terminated by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.